UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 23, 2021
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Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		001-33174	83-3804854
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street
Syracuse,	New York		13203
(Address of principal executive office)			(Zip Code)

Registrant’s telephone number, including area code:		(315)	424-0513

N/A
(Former name or former address, if changed since last report.)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TAST	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 23, 2021, Carrols Restaurant Group, Inc. (the “Company”) issued a press release announcing that Daniel T. Accordino, the Company’s Chairman, Chief Executive Officer and President, will be retiring as CEO and President by June 30, 2022 and that the Board of Directors of the Company is conducting a comprehensive search to identify a new CEO and is engaging a leading executive search firm to assist in the process.

Mr. Accordino, 71, has been the Chief Executive Officer of the Company since January 1, 2012 and Chairman of the Board of Directors since January 1, 2015. An employee of the Company since 1972, Mr. Accordino has served in a variety of senior leadership positions, including as President since February 1993, Chief Operating Officer from February 1993 to December 2011, and Executive Vice President - Operations from December 1986 to February 1993.

In connection with the retirement of Mr. Accordino, on September 23, 2021, the Company and Carrols LLC, an indirect, wholly owned subsidiary of the Company (“Carrols”), provided Mr. Accordino with notice of their election not to renew the term of Mr. Accordino’s Employment Agreement with the Company and Carrols dated as of December 22, 2011, as amended by the First Amendment to Employment Agreement dated as of September 6, 2013 (as amended, the "Employment Agreement") in accordance with the provisions of Section 5 of the Employment Agreement.

On September 23, 2021, the Company and Carrols also entered into a Transition Agreement with Mr. Accordino (the “Transition Agreement”) to provide for the continued service of Mr. Accordino beyond the February 28, 2022 termination date of the Employment Agreement (hereinafter, the “Termination Date”) to help facilitate an orderly transition of leadership from Mr. Accordino to a new CEO. In accordance with the terms of the Transition Agreement, Mr. Accordino will continue to serve as CEO and President of the Company after the Termination Date until the date (such date, hereinafter the “Separation Date”) that is the earlier of (a) June 30, 2022 and (b) the effective date of the appointment of a new CEO by the Board of Directors of the Company. Mr. Accordino will also resign as Chairman and as a member of the Board of Directors of the Company on the earlier of (x) the date of the 2022 Annual Meeting of Stockholders of Carrols and (y) the Separation Date. In addition, the Transition Agreement provides that Mr. Accordino will provide transitional assistance to the new CEO for a period of ninety (90) days following the Separation Date.

Pursuant to the terms of the Transition Agreement and in lieu of, and not in addition to, any amounts otherwise payable pursuant to the Employment Agreement, Mr. Accordino will receive, among other things, (i) his monthly base salary from the Termination Date through June 30, 2022, payable in accordance with the Company's payroll practices for executives, and (ii) a payment of $901,260 representing the aggregate amount of Mr. Accordino's current annual base salary, payable in a lump sum on the six-month anniversary of the Separation Date. Mr. Accordino is also eligible to receive not later than March 15, 2023 a pro rata portion of his annual bonus award, if any, payable under the Company's Executive Bonus Plan for the 2022 fiscal year covering the period between January 3, 2022 through the Separation Date.

Furthermore, the Transition Agreement provides that, on the Separation Date (a) all unvested shares of restricted common stock awarded to Mr. Accordino under the Company’s 2016 Stock Incentive Plan, as amended (the “2016 Plan”), will be deemed fully vested and (b) shares of Common Stock will be delivered to Mr. Accordino in accordance with the terms of the restricted stock unit award agreements awarded to Mr. Accordino under the 2016 Plan. The Transition Agreement also provides that the Company shall amend the terms of the Incentive Stock Option award granted to Mr. Accordino in 2020 to provide that, on the Separation Date, all stock options awarded shall be deemed fully vested and exercisable by Executive until the seventh anniversary of the grant date. Finally, the Transition Agreement provides that the Company will provide medical and major medical insurance to Mr. Accordino and his spouse for the remainder of their respective lives in accordance with Section 8(a) of the Employment Agreement.

Mr. Accordino’s contemplated separation of employment with the Company and his resignation as Chairman and as a member of the Board of Directors are not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

ITEM 7.01. REGULATION FD DISCLOSURE.

On September 23, 2021, the Company issued a press release announcing that Daniel T. Accordino, the Company’s Chairman, Chief Executive Officer and President, will be retiring as CEO and President by June 30, 2022, the entire text of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Carrols Restaurant Group, Inc. Press Release, dated September 23, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2021

CARROLS RESTAURANT GROUP, INC.

By:	/s/ Jared L. Landaw
Name:	Jared L. Landaw
Title:	Vice President, General Counsel and Secretary